NASDAQ: FBIZ Earnings Release Supplement First Quarter 2026

When used in this presentation, and in any other oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “could,” “should,” “hope,” “might,” “believe,” “expect,” “plan,” “assume,” “intend,” “estimate,” “anticipate,” “project,” “likely,” or similar expressions are intended to identify “forward‐looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, including among other things: (i) Adverse changes in the economy or business conditions, either nationally or in our markets, including, without limitation, inflation, economic downturn, labor shortages, wage pressures, the adverse effects of public health events on the global, national, and local economy, and geopolitical instability and international conflicts that may affect energy prices of otherwise result in market volatility; (ii) Uncertainty created by potential federal government actions relating to the authority of regulatory agencies (including bank regulators), international trade policy, prolonged shutdown of the federal government, and other significant policy matters; (iii) Competitive pressures among depository and other financial institutions nationally and in our markets; (iv) Increases in defaults by borrowers and other delinquencies; (v) Our ability to manage growth effectively, including the successful expansion of our client support, administrative infrastructure, and internal management systems; (vi) Fluctuations in interest rates and market prices; (vii) Changes in legislative or regulatory requirements applicable to us and our subsidiaries; (viii) Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations; (ix) Fraud, including client and system failure or breaches of our network security, including our internet banking activities; (x) Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portions of SBA loans. (xi) Ongoing volatility in the banking sector may result in new legislation, regulations or policy changes that could subject the Corporation and the Bank to increased government regulation and supervision, (xii) the proportion of the Corporation’s deposit account balances that exceed FDIC insurance limits may expose the Bank to enhanced liquidity risk, and (xiii) The Corporation may be subject to increases in FDIC insurance assessments. These risks could cause actual results to differ materially from what FBIZ has anticipated or projected. These risk factors and uncertainties should be carefully considered by our shareholders and potential investors. For further information about the factors that could affect the Corporation’s future results, please see the Corporation’s annual report on Form 10‐K for the year ended December 31, 2025 and other filings with the Securities and Exchange Commission. Investors should not place undue reliance on any such forward‐looking statement, which speaks only as of the date on which it was made. The factors described within the filings could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods. Where any such forward‐looking statement includes a statement of the assumptions or bases underlying such forward‐looking statement, FBIZ cautions that, while its management believes such assumptions or bases are reasonable and are made in good faith, assumed facts or bases can vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. Where, in any forward‐looking statement, an expectation or belief is expressed as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished. FBIZ does not intend to, and specifically disclaims any obligation to, update any forward‐looking statements. Forward-Looking Statements

Highlights Q1 2026 Tangible Book Value Per Share1 +14% YOY Fee Income +18% Non-interest income grew 17.6% from the linked quarter and 15.8% year-over-year, reflecting ongoing success of revenue diversification efforts. Core Deposits +18% Core deposits grew 18.4% from the linked quarter and 13.5% year-over-year. Core deposit funding mix improved to 73.3% from 70.9% in the prior-year quarter. Loans +15% NIM 3.56% NIM was 3.56% compared to 3.53% in 4Q25. Excluding the impact of fewer accrual days in the first quarter, 1Q26 NIM was 3.61%. NPAs/TAs -13bps NPAs decreased $3.4 million to $40.5 million, or 0.94% of total assets, compared to 1.07% for 4Q25. Improvement reflects the 1Q26 sale of a portion of the CRE NPA that was downgraded in 4Q25. PTPP Earnings +6% Continued growth in loans, core deposits, and diversified fee income sources drove 6.1% year-over-year growth in pre-tax, pre-provision earnings1 and 9.4% growth in net income. Loans grew 14.9% from the linked quarter and 9.9% year-over-year. 1. PTPP earnings and tangible book value per share are non-GAAP measurements. Refer to the section entitled Non-GAAP Reconciliations in the Company’s Q1 earnings release for additional detail. Note: Linked quarter growth rates for loans and core deposits are annualized.

Relationship Banking Key to Success Deposit‐centric sales strategy led by treasury management sales teams located in all bank markets with direct production and outside calling goals Bankers trained and incented to fund their loan production with deposit growth goals Niche lending businesses provide support across various economic cycles Goal is 10% annual deposit and loan growth core deposit growth supports loan growth +18% LQA +14% YOY +15% LQA +10% YOY

Diversified Lending Growth Continuing To Grow Higher-Yielding C&I PORTFOLIO 2023-2025 3-Year Loan CAGR C&I = 18% CRE & Other = 10% C&I comprised 67% of 1Q26 loan growth 1Q26 loan growth predominantly occurred late in the quarter, limiting the yield benefit in the first quarter.

Strong and Resilient Net Interest Margin Wholesale funding defined as brokered CDs and non‐reciprocal interest‐bearing transaction accounts plus FHLB advances. Note: Peer group defined as publicly‐traded bank with total assets between $1.75 billion and $7 billion. Peer data not yet available for 1Q26. MATCH FUNDING STRATEGY SUPPORTS Long-term NIM stability 1Q26 and 1Q25 NIM include 5bp of impact due to fewer accrual days in the first quarter Excluding this impact, 1Q26 NIM was 3.61% and 1Q25 was 3.74% 4Q25 NIM includes 10bp of compression due to non-accrual interest reversals

# Disciplined Interest Rate Risk Management

## METHODICAL APPROACH

- Typically individually match-fund loans with maturities over 5 years and amounts greater than $5MM.
- Portfolio match-funding in various terms against the fixed-rate loan portfolio with maturities under 5 years and amounts less than $5MM.
- ~$10-$25 million of monthly wholesale funding maturities to effectively manage the liquidity requirements of the match-funding strategy.

## FLOATING RATE PORTFOLIO

- Floating portfolio is predominantly indexed to SOFR, which aligns with the Bank's SOFR-indexed and managed rate non-maturity deposit portfolio.
- 60% of portfolio as of 3/31/26:

| Loans | Deposits |
|---|---|
| SOFR:<br>$1.633 B | SOFR:<br>$831 MM |
| Prime:<br>$468 MM | Managed rate,<br>non-maturity: $1.331 B |
| TOTAL = $2.101 B | TOTAL = $2.162 B |

## FIXED RATE PORTFOLIO

- Wholesale funding used to match maturities and cash flows on long-term fixed rate loans. This locks in interest rate spread and maintains greater stability in net interest margin.
- 40% of portfolio as of 3/31/26.

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Match Funded Balance Sheet Unique Among Peers Note: Peer group defined as publicly‐traded bank with total assets between $1.75 billion and $7 billion.

Operating Revenue Highlights Continued strong revenue supported by: Robust loan and deposit growth Strong and stable net interest margin Diverse sources of non‐interest income, including service fees from our Private Wealth Management business, which comprised 46% of Q1 26 TTM non‐interest income Strategic investments drive growth while maintaining positive long‐term operating leverage 1. Operating Revenue is a non-GAAP measurement. Refer to the section entitled Non-GAAP reconciliations in the Company’s Q1 2026 earnings release. Balanced and Steady Growth DIVERSIFIED REVENUE SOURCES Operating Revenue1 +9% TTM Q1 26 vs TTM Q1 25

FBIZ’s average loss rate since 2005 is approximately one-third of industry rate *Industry reflects all FDIC-insured depositories Source: FDIC.gov Superior Credit Experience Across Cycles Deep client relationships, strong underwriting, and niche lending expertise Loan growth that is C&I focused and diversified, including niche lending businesses that provide support across various economic cycles Historical loss experience is favorable to industry

# Performing Portfolio Remains Strong and Stable

RECENT AND FIVE-YEAR TRENDS REFLECT CONSISTENT STRENGTH OF PORTFOLIO

## Credit Quality Indicators

As of 3/31/26, 93% of the loan portfolio was classified in category I[1] and 99% of loans were current

| Performing Loans - Quarterly | | | | | |
|---|---|---|---|---|---|
| | **1Q25** | **2Q25** | **3Q25** | **4Q25** | **1Q26** |
| Current | 99.9% | 99.9% | 99.8% | 99.4% | 99.8% |
| 30-59 PD | 0.0% | 0.1% | 0.1% | 0.5% | 0.1% |
| 60-89 PD | 0.0% | 0.0% | 0.0% | 0.0% | 0.0% |
| >90 PD | 0.0% | 0.0% | 0.0% | 0.0% | 0.0% |
| Total Performing | 100.0% | 100.0% | 100.0% | 100.0% | 100.0% |
| Performing % of Total Loans | 99.2% | 99.1% | 99.3% | 98.7% | 99.8% |

| Performing Loans - Annual | | | | | |
|---|---|---|---|---|---|
| | **2021** | **2022** | **2023** | **2024** | **2025** |
| Current | 99.9% | 99.9% | 99.9% | 99.3% | 99.4% |
| 30-59 PD | 0.1% | 0.1% | 0.1% | 0.7% | 0.5% |
| 60-89 PD | 0.0% | 0.0% | 0.0% | 0.0% | 0.0% |
| >90 PD | 0.0% | 0.0% | 0.0% | 0.0% | 0.0% |
| Total Performing | 100.0% | 100.0% | 100.0% | 100.0% | 100.0% |
| Performing % of Total Loans | 99.7% | 99.8% | 99.3% | 99.1% | 98.7% |

**Performing loans comprised 99% of the Bank's total loan portfolio as of March 31, 2026**

- Outside of the isolated NPLs, the remainder of the portfolio continues to perform as expected, with no areas of concern
- We continue to see ongoing strength across our markets and businesses
  - Niche C&I businesses performing well and growing
  - CRE markets are strong
  - Equipment finance transportation portfolio continues to improve and shrink

1. For more detailed definitions of credit quality categories, see the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2025.

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Decline in Non-Performing Assets PROGRESS ON SINGLE BORROWER NPA WITH STRONG COLLATERAL POSITION NPAs declined in 1Q26, driven by the sale of $3.4 million of land development loans, at par, from a single Wisconsin-based relationship that was downgraded in Q4 2025 The client’s remaining nonperforming loans were $17.0 million at March 31, 2026. Isolated, internal management challenges limited the client’s ability to advance raw land projects to multi-family development No specific reserve was recorded, as land is in healthy markets and appraisals exceed carrying values

Robust Liquidity with Stable Deposit Base Stable Core Deposit Base Substantial Liquidity Source 3/31/2026 3/31/2025 Short-term investments $104,565 $136,033 Collateral value of unencumbered pledged loans 968,320 973,494 Market value of unencumbered securities 387,700 324,365 Readily accessible liquidity $1,460,585 $1,433,892 Fed fund lines 45,000 45,000 Excess brokered CD capacity (1) 806,268 477,468 Total liquidity $2,311,853 $1,956,360 Uninsured Deposits Collateralized Public Funds FDIC Insured 69% of deposits are insured or collateralized 1. Bank internal policy limits brokered CDs to 50% of total bank funding when combined with FHLB advances. Dollars in thousands Category 3/31/2026 3/31/2025 Uninsured deposits $1,237,344 $1,055,347 Collateralized public funds 59,613 9,344 FDIC insured deposits 2,269,045 2,178,352 Total deposits $3,566,002 $3,243,043 Percent insured or collateralized 67% 68%

Robust Capital Base Strong Capital Ratios +9% LQA +14% YOY STRONG EARNINGS GENERATE CAPITAL FOR GROWTH 1. “Tangible Book Value Per Share" is a non‐GAAP measurement. Refer to section entitled Non-GAAP Reconciliations in the Company’s Q1 26 earnings release.

# Goals & Progress

STRATEGIC PLAN 2024-2028

## Deliver above-average total shareholder return compared to peer median

| Goals | 2024-2028 | 2025 | Q1 2026 |
|---|---|---|---|
| ROATCE[1] | ≥15% by 2028 | 15.3% | 13.6% |
| TBV Growth[1] | ≥10% per year | 13.7% | 13.6% |
| Revenue Growth[2] | ≥10% per year | 9.7% | 8.5% |
| Efficiency Ratio | <60% by 2028 | 58.78% | 61.14% |
| Core Deposits to Total Funding | ≥75% | 75% | 73% |
| Employee Engagement & Participation[3] | ≥85% | 85% | 85% |
| Net Promoter Score[4] | ≥70 | 78 | 78 |

1. ROATCE and TBV/share are non-GAAP measurements. ROATCE is defined as net income divided by average tangible common equity. 1Q26 ROATCE represents annualized Q1 net incomed divided by average tangible common equity. TBV Growth represents growth over Q1 2025. Refer to the section entitled Non-GAAP Reconciliations in the Company's Q1 earnings release for additional detail.
2. Revenue Growth represents growth over Q1 2025.
3. Represents data from the 2025 employee engagement survey.
4. Net promoter score assesses likelihood to recommend on an 11-point scale, where detractors (scores 0-6) are subtracted from promoters (scores 9-10), while passives (scores 7-8) are not considered. See appendix for additional information on the source of the net promoter score. Represents data from the 2025 survey.

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